Exhibit 99.1


                         [GALAXY NUTRITIONAL FOODS LOGO]

FOR IMMEDIATE RELEASE:                    CONTACT:
July 12, 2004                                 Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

   MICHAEL BROLL APPOINTED CHIEF EXECUTIVE OFFICER OF GALAXY NUTRITIONAL FOODS

ORLANDO, Florida (July 12, 2004) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced today the appointment of Michael E. Broll as its Chief Executive Officer. Mr. Broll has been a member of Galaxy's Board of Directors since December 2003 and replaces Christopher J. New, as Galaxy's Chief Executive Officer. Mr. New who has been with Galaxy through its restructuring since September 2001 has resigned in order to pursue other opportunities.

Mr. New commented, "My role as a change agent within this organization has been fulfilled. I came to Galaxy with the objective of building a team that would be instrumental in reaching long-term profitable growth. This challenge involved repositioning Galaxy's core brands and completing an organizational and financial restructuring in conjunction with our Chief Financial Officer, and financial and legal advisors. I'm pleased that Galaxy is now poised for future growth in net sales and net income, and is operating cash flow positive." Mr. New continued, "It's a pleasure to be transitioning the role of Chief Executive Officer to Mike Broll, as over the past several months I have involved him deeply in the daily operations of Galaxy and he has assisted me in the accomplishment of several key initiatives."

"I'm honored that the Board has asked me to become the Chief Executive Officer of Galaxy Nutritional Foods," stated Mr. Broll. "I have had a number of opportunities to work closely with Chris during the past several months since joining the Board of Directors and I can assure Galaxy's customers, shareholders and employees that Galaxy today is a stronger, more focused and more disciplined company because of Chris' leadership. Galaxy has a strong relevant brand position that is poised for growth and I am delighted to have the opportunity to take it forward."

David H. Lipka, Galaxy's Chairman of the Board stated, "We would like to thank Chris for his outstanding performance in leading the reorganization, refinancing and repositioning efforts at Galaxy over the past three years and we wish him the best in his future endeavors.

"On behalf of the Company and the Board of Directors", Mr. Lipka continued, "we welcome Mike Broll as Chief Executive Officer and look forward to utilizing his vast knowledge and experience in the food industry to produce continued improvement in the growth of Galaxy."

ABOUT MICHAEL E. BROLL

Michael E. Broll is a private investor and consultant in the food industry, and most recently was President and CEO, from 1999 to 2002, of Chef Solutions Inc., a subsidiary of Lufthansa Service Group ("LSG"), a business specializing in providing convenient baked foods and prepared meals to food service and retail segments of the food industry. Mr. Broll as an executive of SCIS/Sky Chef's a subsidiary of ONEX Corporation, a Canadian based private equity group, assembled a group of six companies in the bakery and prepared food business to ultimately form and merge into a new entity called Chef Solutions Inc., an ONEX controlled company. Chef Solutions Inc. was subsequently sold to LSG in 2001. Under Mr. Broll's leadership, Chef Solutions grew to over $600 million in sales while achieving large profits. Mr. Broll's career also includes major executive assignments with Allied-Domecq Retailing as the head of its total supply chain for North America from 1997 to 1999, Ready Pac Produce, Inc. as President and COO from 1995 to 1997, Nestle USA as the head of all supply chains for the chilled food group in North America from 1993 to 1995, and Pillsbury Company as Vice President of Operations for the bakery group supply chain from 1991 to 1993. Mr. Broll received his BS in Economics from the University of Illinois in 1978.

ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Veggie Nature's Alternative to Milk(R), Galaxy Nutritional Foods(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), Lite Bakery(R), Veggie Cafe(TM) and Veggie Lite Bakery(TM). For more information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.


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